REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Trustees and Shareholders of BBH U.S. Money Market
Portfolio: In  planning and performing our audit of the financial statements of BBH U.S. Money Market Portfolio (the "Portfolio")
for the year ended June  30, 2004 (on which we have issued our
report dated August  13, 2004),   we  considered  its  internal
control,  including  control activities  for safeguarding
securities, in order to  determine  our auditing procedures for the purpose of expressing our opinion on the financial
statements and to comply with the requirements of Form  NSAR, and  not  to  provide  assurance on the  Portfolio's  internal control.
The  management of the Portfolio is responsible for establishing and maintaining  internal  control.  In fulfilling this
responsibility, estimates  and  judgments by management are
required to  assess  the expected   benefits  and  related  costs
of  controls.   Generally, controls  that  are  relevant to an
audit pertain  to  the  entity's objective  of  preparing
financial statements for external  purposes that  are  fairly presented in conformity with accounting principles generally accepted in the United States of America.  Those  controls
include the safeguarding of assets against unauthorized
acquisition, use or disposition.
Because   of   inherent   limitations  in  any   internal	control,
misstatements due to error or fraud may occur and not  be
detected. Also,  projections of any evaluation of internal
control  to  future periods are subject to the risk that the internal control may become inadequate  because of changes in conditions or that the  degree  of compliance with policies or procedures may deteriorate.
Our  consideration  of the Portfolio's internal  control  would not necessarily disclose all matters in internal control that might  be material  weaknesses  under  standards  established by  the  Public Company  Accounting  Oversight Board (United
States).   A  material weakness is a condition in which the design
or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error  or fraud in amounts that would be material in relation to the financial statements  being
audited may occur and not be  detected  within  a timely period by employees in the normal course of performing  their assigned
functions.   However, we noted no  matters  involving  the
Portfolio's internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of June 30, 2004.
This report is intended solely for the information and use of management, the Trustees and Shareholders of BBH U.S. Money
Market Portfolio, and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.
DELOITTE & TOUCHE LLP
Boston, Massachusetts
August 13, 2004